Exhibit 99.1

Zymeworks Appoints Chief People Officer

Vancouver, Canada (October 16, 2019) – Zymeworks Inc. (NYSE: ZYME), a clinical-stage biopharmaceutical company developing multifunctional therapeutics, today announced the appointment of Kathryn O’Driscoll to the executive team as Chief People Officer (CPO).

Ms. O’Driscoll brings over 20 years of experience as an executive-level human resources leader across large global organizations in the technology and non-profit sectors. In her new role as Zymeworks’ CPO, she will be responsible for growing and developing its highly diverse and skilled workforce.

“As Zymeworks becomes a later stage biotechnology company and expands its operations across the United States and Canada, Kathy will be instrumental in recruiting and supporting the very best talent to further strengthen our innovative, patient-centric culture,” said Ali Tehrani, Ph.D., Zymeworks’ President & CEO. “She brings a wealth of experience building and managing innovative teams rooted in a strong corporate culture at high-growth organizations like Microsoft, PATH, and Snowflake, which will serve our growing demands as we move closer to commercialization.”

Ms. O’Driscoll has held various senior people-centric roles at Microsoft, including within the Server and Tools Business, which consisted of more than 11,000 employees and generated $13 billion in revenue. Most recently, she served as Vice President of People at Snowflake, a top cloud computing company where she led the development and implementation of people growth strategies and operations worldwide. Formerly she was the Vice President and Chief Human Resources Officer at PATH, an international leader in global health innovation, where she led a human resources team that had impact in over 50 countries.

About Zymeworks Inc.

Zymeworks is a clinical-stage biopharmaceutical company dedicated to the development of next-generation multifunctional biotherapeutics. Zymeworks’ suite of therapeutic platforms and its fully integrated drug development engine enable precise engineering of highly differentiated product candidates. Zymeworks’ lead clinical candidate, ZW25, is a novel Azymetric™ bispecific antibody currently in Phase 2 clinical development. Zymeworks’ second clinical candidate, ZW49, is a bispecific antibody-drug conjugate currently in Phase 1 clinical development and combines the unique design and antibody framework of ZW25 with Zymeworks’ proprietary ZymeLink™ cytotoxic payload. Zymeworks is also advancing a deep preclinical pipeline in immuno-oncology and other therapeutic areas. In addition, its therapeutic platforms are being leveraged through strategic partnerships with nine biopharmaceutical companies. For more information, visit www.zymeworks.com.

Cautionary Note Regarding Zymeworks’ Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of Canadian securities laws, or collectively, forward-looking statements. Forward-looking statements in this news release include statements that relate to the anticipated growth and development of Zymeworks’ workforce, expansion of operations across the United States and Canada, move towards commercialization, and other information that is not historical information. When used herein, words such as “will”, “becomes”, believe”, “may”, and similar expressions are intended to identify forward-looking statements. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking. All forward-looking statements are based upon Zymeworks’ current expectations and various assumptions. Zymeworks believes there is a reasonable basis for its expectations and beliefs, but they are inherently uncertain. Zymeworks may not realize its expectations, and its beliefs may not prove correct. Actual results could differ materially from those described or implied by such forward-looking statements as a result of various factors, including, without limitation, market conditions and the factors described under “Risk Factors” in Zymeworks’ Quarterly Report on Form 10-Q for the three month period ended June 30, 2019 (a copy of which may be obtained at www.sec.gov and www.sedar.com). Consequently, forward-looking statements should be regarded solely as Zymeworks’ current plans, estimates and beliefs. You should not place undue reliance on forward-looking statements. Zymeworks cannot guarantee future results, events, levels of activity, performance, or achievements. Zymeworks does not undertake and specifically declines any obligation to update, republish, or revise any forward-looking statements to reflect new information, future events or circumstances, or to reflect the occurrences of unanticipated events, except as may be required by law.

Contacts:

Zymeworks Inc.

Investor Inquiries:

Ryan Dercho, Ph.D.

(604) 678-1388

ir@zymeworks.com

Tiffany Tolmie

(604) 678-1388

ir@zymeworks.com

Media Inquiries:

Kavita Shah, Ph.D.

(604) 678-1388

info@zymeworks.com